Exhibit 10.2

                                    AGREEMENT

                              for a Supply of Water

                                     between

                             MIDDLESEX WATER COMPANY

                                     and the

                                 CITY OF RAHWAY






                  --------------------------------------------
                        Entered into as of April 1, 2006
                  --------------------------------------------

         This Agreement (hereinafter referred to as the "Agreement") is entered into as of this 1st day of April 2006 between:

         MIDDLESEX WATER COMPANY, a public utility and corporation organized under the laws of the State of New Jersey, with offices at 1500 Ronson Road, Iselin, New Jersey (hereinafter referred to as "Middlesex")

and the

         CITY OF RAHWAY, a municipal corporation of the State of New Jersey with its principal offices located at City Hall Plaza, Rahway, New Jersey 07065 (hereinafter referred to as "Rahway").

                              W I T N E S S E T H:

         WHEREAS, Middlesex owns and operates a public water supply system; and

         WHEREAS, Rahway has requested that Middlesex provide it with a supply of water for private and public use; and

         WHEREAS, this Agreement is designed to set for the terms and conditions between the parties relating to a supply of water.

         Now therefore, in consideration of the premises and of the mutual covenants herein contained, the parties agree that:

1.       Supply of Water.
         ---------------

         Middlesex agrees to supply Rahway with water, and Rahway agrees to accept such water upon the terms and conditions set forth herein.

2.       Term.
         ----

         The term of this Agreement shall be ten (10) years from the date hereof. Except as otherwise provided herein, or as the parties may mutually agree upon, service shall terminate on a date that is ten (10) years following the date hereof.

         The terms of the Agreement shall remain in effect after the termination date and any periods of renewal of the Agreement, unless written notice of intention to terminate the Agreement is given by either party at least three hundred sixty-five (365) days prior to the end of any such period. In the event that such notice has not been given, the Agreement shall remain in effect until the earlier of (a) renewal or modification of the Agreement by consent of both parties, or (b) a date no less than three hundred sixty-five (365) days after the date that either party provides written notification of termination.

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3.       Rates.
         -----

         Rahway shall pay Middlesex at a rate which is the sum of (a) the rate for Service Under Contract pursuant to Rate Schedule No. 5 of Middlesex's tariff, currently at the rate of $1,476.72 per million gallons (Exhibit A attached hereto), and (b) the rate for Transmission Service pursuant to Rate
Schedule No. 8 of Middlesex's tariff, currently at the rate of $50.00 per million gallons (Exhibit B attached hereto); or as applicable rates and tariffs may be established and/or changed from time to time with the approval of the New Jersey Board of Public Utilities ("BPU") as required by law. (Such rate is hereinafter referred to as the "Contract Rate.") Rahway shall pay Middlesex at the said Contract Rate for the greater of the Daily Minimum quantity of water (as defined below in paragraph 7) or for all water delivered to Meter Stations (as defined below in paragraph 5 (Meter Stations/Points of Delivery) up to and including the Allowable Excess as determined under paragraph 8 (a). Rahway shall pay Middlesex the applicable Peaking Charges, set forth in paragraph 8, for all water in excess of the Allowable Excess, subject to the provisions of paragraph 9 hereof.

4.       Delivery System.
         ---------------

         Water to be supplied  by  Middlesex  hereunder  shall be  delivered  to
Rahway through Middlesex's water transmission system and all existing interconnections located on such transmission system as existed at the date of this Agreement and such other interconnections as may be reasonably agreed upon from time to time.

5.       Meter Stations/Points of Delivery.
         ---------------------------------

         The parties understand and agree that delivery shall be made through such points of delivery into the Rahway system as may be reasonably agreed upon from time to time by the parties (hereinafter referred to as "Meter Stations"). Water so supplied shall be metered at the Meter Stations.

6.       Meters, Services and Other Appurtenances.
         ----------------------------------------

         Middlesex shall furnish, install and maintain at its own cost such service connections and meters as it shall deem necessary for connection to the Meter Stations. The meters and service pipes shall remain the property of Middlesex. Middlesex shall maintain and verify the accuracy of said meters at least annually, and Rahway, at its sole cost, shall have the right to test the meters at the Meter Stations by a certified meter

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technician at any reasonable time upon written notice to Middlesex. Rahway shall provide for furnishing, installing and maintaining at its own cost all other piping, fittings, valves, meter pits or vaults and appurtenances, including pressure reducing stations, necessary to take water from Middlesex.

7.       Minimum Payment Obligation.

         (a) Rahway shall be obligated to pay for the Daily Minimum quantity of water at the Contract Rate. "Daily Minimum" shall mean:

                  (i) One hundred thousand (100,000) gallons of water a day (0.10 million gallons per day (mgd)), or

                  (ii) Such greater amount as may be elected under paragraph 7 (b) of this Agreement.

         (b) At any time during the term of this Agreement, Rahway may elect, upon written notification to Middlesex, to increase the Daily Minimum quantity of water to a greater quantity of water (hereinafter referred to as the "Revised Daily Minimum"). Once such an election is made by Rahway, the Revised Daily Minimum quantity of water shall remain in effect for a period of at least twelve
(12) months from the effective date of such election unless further increased pursuant to this Agreement. At the end of such twelve (12) month period, the Revised Daily Minimum shall remain in effect unless Rahway shall further amend (increase or decrease) the Revised Daily Minimum. Each such election to amend shall be on written notice to Middlesex and shall remain in effect for a period of twelve (12) months from the effective date of such election unless further increased pursuant to this Agreement. Any election to decrease the Revised Daily Minimum shall not be reduced below the initial amount of one hundred thousand (100,000) gallons of water a day specified in paragraph 7(a)(i) of this Agreement.

8.       Peaking Charges.
         ---------------

         (a) The total daily quantity of water taken by Rahway at the Meter Stations may exceed the Daily Minimum or the Revised Daily Minimum by up to 50% on a 24-hour basis without affecting the Contract Rate. The quantity of water taken in the peak hour multiplied by 24 may exceed the Daily Minimum or the Revised Daily Minimum by up to 100% without affecting the Contract Rate. Such excess quantities of water are known as the "Allowable Excess".

         (b) If the quantity of water taken in a 24-hour period shall exceed the Daily Minimum or the Revised Daily Minimum by more than 50%, ("Daily Peaking Excess"), Rahway shall pay for such Daily Peaking Excess at a rate (the "Daily Peaking Rate") determined by the following formula:

                  (i) A fraction (the numerator of which is the actual daily usage; and the denominator of which is the applicable Daily Minimum or Revised Daily Minimum then in effect multiplied by 1.5) multiplied by the Contract Rate. For example, if the actual daily usage is .25 million gallons, and the Daily Minimum is .10 million gallons and the Contract Rate is

                           $1,500.00:
                                 .25        x    Contract Rate
                           ---------
                           .10 x 1.5

                           1.67             x    $1,500.00 = $2,505.00 (Daily
                                                                        Peaking
                                                                          Rate)

                           In this example, the charge for the Daily Peaking Excess would be $250.00 calculated as follows:

                           .25   -   .15 (Allowable Excess) = .10 (Daily Peaking
                                                                         Excess)
                           .10   x   $2,505.00 = $250.50

         (c) If the quantity of water supplied in the maximum peak hour multiplied by 24 shall exceed the Daily Minimum or the Revised Daily Minimum by more than 100%, ("Hourly Peaking Excess") Rahway shall pay for such Hourly Peaking Excess with a charge (the "Hourly Peaking Charge") determined by the following formula:

                           (i) A fraction (the numerator of which is the quantity of water supplied in the maximum peak hour multiplied by 24; and the denominator of which is the applicable Daily Minimum or Revised Daily Minimum then in effect multiplied by 2.0) multiplied by the
                                            ----------
                                    Contract Rate.

                                    For  example,   if  the  quantity  of  water
                                    supplied in the maximum peak hour multiplied by 24 equals .30 million gallons; and the

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                                    Daily Minimum is .10 million gallons and the
                                    Contract Rate is

                                    $1,500.00:
                                          .30     x    Contract Rate
                                    ---------
                                      .10 x 2

                                         1.50     x    $1,500.00 = $2,250.00
                                                       (Hourly Peaking Charge)

                                    In this example,  the charge for such Hourly
                                    Peaking   Excess  would  be   calculated  as
                                    follows:

                                    300,000 gal. / 24 = 12,500

                                    200,000 gal. / 24 = 8,333

                                    Calculated maximum

                                    Peak hour excess =
                                                     12,500 - 8,333 = 4,167 gal.

                                    Hourly Peaking Charge x Calculated Max. Peak
                                    Hour Excess

                                    $2,250 mgd                   4,167 gal.
                                    $2,250 mgd            x    .004167

                                       = $9.375 for such Hourly Peaking Excess

                                    A similar calculation would be made for each day there is an Hourly Peaking Excess, but there shall not be more than one such Hourly Peaking Charge in each 24-hour period.

         (d) In no instance, and under no conditions, shall the daily 24-hour quantity of water supplied and purchased under this Agreement exceed One (1) million gallons, nor shall the maximum hourly flow exceed the rate of Two (2) million gallons per day, unless otherwise agreed in writing by the parties.

         (e) Notwithstanding anything herein to the contrary, the obligation of Middlesex to supply water under this Agreement beyond the Daily Minimum or the Revised Daily Minimum, as the case may be, is subject to Middlesex having the supply and capacity to provide such amounts.

9.       Exceptions for Special Circumstances
         ------------------------------------

         Notwithstanding anything to the contrary herein, the parties recognize that at different times during the year, Rahway experiences a problem with excess chloride in its water (the "Chloride Issue"). In addition, at different times during the year, Rahway experiences an additional passing flow problem whereby it is required to cease taking, or decrease the amount of, water which it may legally take from the Rahway River (the "Passing Flow Issue").

         In the event that Rahway is experiencing either of these problems throughout the year and properly notifies Middlesex of such problems, and the expected duration of the same, then and in such event, Middlesex agrees that Rahway shall be obligated to pay for the amount of water needed to address each such problem according to the following schedule:

         (a) For the daily amount of water used for the Chloride Issue during the period from October 1 - April 30, Rahway shall pay for such water at the Contract Rate set forth herein without regard to any additional Peaking Charges as set forth in paragraph 8 hereof.

         (b) For the daily amount of water used for the Passing Flow Issue during the period from October 1 - April 30, Rahway shall pay for such water at the Contract Rate set forth herein without regard to any additional Peaking Charges as set forth in paragraph 8 hereof.

         (c) For the daily amount of water used for the Chloride Issue during the period from May 1 - September 30, Rahway shall pay for such water at the Contract Rate set forth herein without regard to any additional Peaking Charges as set forth in paragraph 8 hereof, provided that the amount of water used for the Chloride Issue does not exceed one million gallons per day. For any amounts of water used in excess of one million gallons per day, Rahway shall pay for such excess at a Daily Peaking Rate as determined under paragraph 8 hereof.

         (d) For the daily amount of water used for the Passing Flow Issue during the period from May 1 - September 30, Rahway shall pay for such water in accordance with the provisions of paragraphs 7 and 8 herein, except that the amount charged as the Daily Peaking Rate shall not exceed and shall be capped at the rate for one million gallons under the Consumption Charges as set forth in Rate Schedule No. 1 - General Water Service - GS (the "Retail Rate") then in effect under the applicable Middlesex Tariff. As of the date of the Agreement, the Retail Rate is the equivalent of $2,938.70 per million gallons of water used.

10.      Payment.
         -------

         The terms are net cash on presentation of invoice.

11.      Combined Charge.
         ---------------

         Payments for water (in excess of the Daily Minimum or the Revised Daily Minimum and adjustments of the Daily Minimum or the Revised Daily Minimum under paragraph 7) shall be determined on the basis of the combined total daily quantity of water supplied through all the Meter Stations as determined by meter readings at said Meter Stations.

12.      Meter Readings.
         --------------

         Middlesex will read the meters daily (at a regular hour determined by Middlesex) for all water supplied to Rahway at each connection then in operation.

13.      Definitions.
         -----------

         Where the words "daily" or "24 hours" are used in this contract, they shall refer to the 24-hour period between the daily meter readings.

14.      Quality.
         -------

         All water delivered to Rahway by Middlesex under this Agreement is intended to comply with all Federal and State primary requirements for safe drinking water.

15.      Scheduling.
         ----------

         Middlesex shall have the right to modify its rate of delivery to manage its system requirements in accordance with accepted operating procedures. Rahway shall give Middlesex reasonable advance notice of any anticipated departures from its then normal usage.

16.      Exceptions for Emergencies.
         --------------------------

         The Daily Minimum or Revised Daily Minimum payment obligation shall not be affected in the event that the amount of water supplied by Middlesex to Rahway exceeds the daily or hourly limitations established herein for not more than twenty-four (24) hours in case of documented fire or main break emergencies experienced by Rahway and for not more that five (5) days in the case of other exceptional circumstances experienced by Rahway requiring an emergency supply of water, provided Middlesex is promptly notified that any such emergency exists. It is at the sole reasonable discretion of Middlesex to determine if such requests meet the criteria of an emergency as contemplated in this Agreement.

17.      Excused Performance.
         -------------------

         Middlesex agrees to provide a continuous, regular and uninterrupted supply of water at the Meter Stations, subject to delays in initiating service or interruptions in service by reasons of acts of God, accident, strike, legal process, or other cause beyond its control, or failure, refusal, or delay on the part of any governmental or regulatory body having jurisdiction in issuing permits, approvals, authorizations, licenses, rights-of-way or the like. Middlesex shall not be liable for damages to Rahway by reason of inadequate pressure or volume or quality or failure to provide water for any cause whatsoever provided that the same does not arise out of the negligence of Middlesex. In the event of an interruption in service Middlesex agrees to act diligently within the bounds of normal operating procedures to return service to normal.

18.      Indemnification.
         ---------------

         Rahway shall completely indemnify, protect and save harmless Middlesex from any and all costs, expenses, liability, losses, claims, suits and proceedings of any nature whatsoever arising out of the water service by Rahway. However, as to claims involving water quality, this paragraph is intended not to apply to water until after it is delivered to Rahway system, i.e., after water is supplied through points of delivery referred to in paragraph 5.

         Middlesex shall completely indemnify, protect and save harmless Rahway from all costs, expenses, liability, losses, claims, suits and proceedings of any nature whatsoever caused by any breach by Middlesex of its obligations under this Agreement.

         Notwithstanding anything herein to the contrary, each party's aggregate liability to the other arising out of or in connection with this Agreement shall not exceed an amount equal to two times one year's gross revenues required to be paid by Rahway to Middlesex based upon the Daily Minimum or Revised Daily Minimum in effect at the time of the occurrence giving rise to the liability, and each party hereby releases the other from any liability in excess thereof. This paragraph is not intended to limit either party's liability to third parties.

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

19.      Regulatory Approvals.
         --------------------

         This Agreement shall be filed with and subject to approval by the BPU and the New Jersey Department of Environmental Protection as may be required by law.
         Middlesex shall expeditiously initiate the said filings for the said approvals. Both parties agree to cooperate and act in good faith in connection with obtaining these and any other regulatory authorizations.

20.      Miscellaneous.
         -------------

         To  the  extent  not  inconsistent  with  this  Agreement,   all  other
provisions of Middlesex's tariff shall be deemed to govern service hereunder.

         This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first written above.

                                                     MIDDLESEX WATER COMPANY


ATTEST:
                                                     By: /s/ Dennis W. Doll
                                                        -------------------
                                                     Dennis W. Doll
                                                     President
/s/ Kenneth J. Quinn
--------------------
Kenneth J. Quinn
Secretary


                                                     CITY OF RAHWAY
ATTEST:


                                                     By: /s/ James J. Kennedy
                                                         --------------------
/s/ Jean D. Kuc                                      James J. Kennedy
---------------
Jean D. Kuc                                          Mayor
City Clerk






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